Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of July 27, 2026 (this “Agreement”), is made and entered into by and among Vireo Growth Inc., a British Columbia corporation (“Parent”), and the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) of Planet 13 Holdings Inc., a Nevada corporation (the “Company”).

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Supernova Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated July 27, 2026 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and a direct or indirect wholly owned Subsidiary of Parent (the “Merger”), and each of the Company’s issued and outstanding shares of common stock, no par value per share (“Company Common Stock”), other than shares of Company Common Stock owned, directly or indirectly, by Parent, the Company or Merger Sub, will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined below) and owns of record the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1    Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Owner” means, with respect to a Security, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security, (ii) the power to dispose of, or to direct the disposition of, such Security or (iii) the ability to profit or share in any profit derived from a transaction in such Security, and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of such Security, a Person shall be deemed to be the Beneficial Owner of any Securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning. For the avoidance of doubt, Parent shall not be deemed to be the Beneficial Owner of the Covered Company Shares by virtue of this Agreement.

“Constituent Documents” means, with respect to any Person, the charter, the certificate of incorporation or formation, bylaws, limited liability company or operating agreement or comparable organizational documents of such Person, as the same may be amended, supplemented or otherwise modified from time to time.

“Covered Company Shares” means, with respect to each Stockholder, (a) such Stockholder’s Existing Shares, and (b) any shares of Company Common Stock or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if such Stockholder acquires securities (or rights with respect thereto) described in clause (b) above, such Stockholder will promptly notify Parent in writing (to the extent such Securities are not timely reported in a filing by such Stockholder with the SEC), indicating the number of such securities so acquired.

“Permitted Transfer” means a transfer of Covered Company Shares by a Stockholder to any Affiliate of such Stockholder if the transferee of such Covered Company Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest (including voting interest) in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of Securities, in cash or otherwise.

ARTICLE II
VOTING AGREEMENT

Section 2.1    Agreement to Vote.

(a)    Each Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought:

(i)    appear at each such meeting, either in person or by proxy, or otherwise cause such Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)    vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Shares:

(1)    in favor of the approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

(2)    in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;

(3)    against any Company Acquisition Proposal (including any Company Superior Proposal), in each case without regard to the terms thereof; and

(4)    against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by any Stockholder of its obligations under this Agreement, including: (A) any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement; (B) any change in the individuals who constitute the Board of Directors of the Company; (C) other than the Merger, any extraordinary corporate transaction, including any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company (individually, a “Company Subsidiary” and collectively, the “Company Subsidiaries”), any sale, lease or transfer of a material amount of assets of the Company or any Company Subsidiary or any reorganization, recapitalization or liquidation of the Company or any Company Subsidiary; or (D) other than as expressly required by the Merger Agreement, any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s Constituent Documents.

(b)    Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. The obligations of the Stockholders in this Section 2.1 shall apply whether or not the Merger or any action above is recommended by the Board of Directors of the Company (or any committee thereof).

Section 2.2    No Inconsistent Agreements. Each Stockholder, jointly and severally, represents, covenants and agrees that, except for this Agreement, no Stockholder (a) has entered into, or shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has granted, or shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Company Shares or (c) has taken, or shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of any Stockholder contained herein untrue or incorrect, (2) violate or conflict with such Stockholder’s covenants and obligations under this Agreement or (3) otherwise have the effect of restricting, preventing or disabling such Stockholder from performing any of its obligations under this Agreement.

ARTICLE III
OTHER COVENANTS

Section 3.1    Restrictions on Transfers. Each Stockholder hereby agrees that, from and after the date hereof until the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms, (i) such Stockholder shall not, directly or indirectly, Transfer, or consent to a Transfer of, any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.

Section 3.2    No Solicitation.

(a)    Each Stockholder shall, and each Stockholder shall cause each of its Subsidiaries, controlled Affiliates and its and their Representatives (in each case, as applicable) to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal and shall seek to have returned to the Company or such Stockholder or its Subsidiaries, controlled Affiliates or its or their Representatives (in each case, as applicable) any confidential information that has been provided in any such discussions or negotiations. During the Voting Period, each Stockholder shall not, and each Stockholder shall cause each of its Subsidiaries, controlled Affiliates and its and their Representatives (in each case, as applicable) not to, directly or indirectly, (i) solicit, initiate, seek, facilitate or knowingly encourage or knowingly induce (including by way of furnishing information), or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal, (ii) execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal, (iii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal, or (iv) initiate a stockholders’ vote with respect to any Company Acquisition Proposal.

(b)    Notwithstanding the foregoing Section 3.2(a), each Stockholder may, and may authorize its Representatives to, provide non-public information to, and participate in discussions or negotiations, with any Person if and to the extent that the Company is permitted to provide non-public information to, or engage in discussions or negotiations with, such Person in accordance with the Merger Agreement.

(c)    Each Stockholder agrees that it will promptly inform its Affiliates and its and its Affiliates’ Representatives of the obligations undertaken in this Article III.

Section 3.3    Waiver of Appraisal Rights; Litigation. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 3.4    Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants, jointly and severally, to Parent as follows:

(a)    Organization. To the extent such Stockholder is an entity, such Stockholder is duly incorporated, organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, as applicable.

(b)    Authority; Execution and Delivery; Enforceability. To the extent such Stockholder is an entity, such Stockholder has full corporate or other entity power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. To the extent such Stockholder is an individual, such Stockholder has the legal capacity to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. To the extent such Stockholder is an entity, the execution and delivery by such Stockholder of this Agreement, the performance and compliance by such Stockholder with each of its obligations herein and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder, and no other corporate or other entity action or proceeding on the part of such Stockholder is necessary to approve any of the foregoing. To the extent such Stockholder is a natural person, no consent of such Stockholder’s spouse is necessary under any community property or other applicable Laws for such Stockholder to enter into, and perform, such Stockholder’s obligations under this Agreement. Each Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)    Ownership of Shares. As of the date hereof, such Stockholder is the sole Beneficial Owner and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable Securities Laws, and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. As of the date hereof, such Stockholder is neither the Beneficial Owner nor the owner of record of any subordinate voting shares in the authorized share structure of Parent.

(d)    No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (i) if such Stockholder is an entity, conflict with or violate any provision of the Constituent Documents of such Stockholder, (ii) violate any (A) Law or (B) Order, in either case, applicable to such Stockholder or any of its properties or assets, (iii) violate, conflict with, result in any breach of any provision of, or result in any loss of any benefit under, or constitute or cause a default (with or without notice or lapse of time, or both) under, result in the termination of or a right of termination or cancellation under, give rise to any right of termination, acceleration or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or by which its properties or assets may be bound or affected.

(e)    Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any Consent of, or registration, declaration, notice, report, submission or other filing with, any third party or Governmental Authority (excluding filings with the Securities Regulators under applicable Securities Laws).

(f)    Legal Proceedings. There are no Proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder or any of their respective assets, rights or properties or (to the extent such Stockholder is an entity) any of the officers, directors or managers of such Stockholder, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis. Neither such Stockholder nor any of its properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

(g)    Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company (or any of their Subsidiaries) in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 4.2    Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

(a)    Organization. Parent is duly incorporated, validly existing and in good standing under the Laws of the Province of British Columbia.

(b)    Authority; Execution and Delivery; Enforceability. Parent has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance and compliance by Parent with each of its obligations herein have been duly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder of this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)    No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) conflict with or violate any provision of the Constituent Documents of Parent, (ii) violate any (A) Law or (B) Order, in either case, applicable to Parent or its properties or assets, (iii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent under, any of the terms, conditions or provisions of any Contract to which Parent is a party, or by which its or its properties or assets may be bound or affected, except, in the case of the foregoing clauses (ii)(A) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.

ARTICLE V
TERMINATION

Section 5.1    Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent and the Stockholders; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Effective Time; and (c) the Effective Time. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any party hereto, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

ARTICLE VI
MISCELLANEOUS

Section 6.1    Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release or in the Proxy Statement, Form S-4 (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure (collectively, the “Stockholder Information”), provided that, with respect to any disclosures directly related to such Stockholder, Parent shall give each such Stockholder and his, her or its legal counsel a reasonable opportunity to review and comment on such disclosures (and shall consider such comments in good faith) prior to any such disclosures being made public, and (ii) hereby agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information requested by Parent. As promptly as practicable, each Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect. Each Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the Merger or the Merger Agreement and shall not issue any such press release or make any public statement without the prior written approval of Parent, except as may be required by applicable Law.

Section 6.2    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3    Further Assurances. Each of the parties hereto agrees that he, she or it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.

Section 6.4    Joint and Several Liability. The Stockholders hereby agree that all representations, warranties, covenants, agreements, liability and obligations under this Agreement are joint and several to the Stockholders, and each Stockholder will be liable to the fullest extent provided for in this Agreement for any breach, default, liability or other obligation of each of the other Stockholders.

Section 6.5    Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto. Any amendment, modification or supplement to this Agreement shall also require the consent of the Special Committee, not to be unreasonably withheld, conditioned or delayed (and, in any event, the Special Committee shall act upon such consent no later than five (5) Business Days from the request for such amendment, medication or supplement). Any agreement on the part of a party hereto to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.6    Expenses. Except as expressly set forth herein or in the Merger Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 6.7    Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

(a)    if to Parent, to:

Vireo Growth Inc.

209 South 9th St.

Minneapolis, Minnesota 55402

Attention: Sean Apfelbaum, General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Eversheds Sutherland (US) LLP

227 W. Monroe St., Suite 6000

Chicago, IL 60606

Attention: Craig T. Alcorn and Michael Mannino

e-mail: [***]

(b)    if to any Stockholder, to:

Planet 13 Holdings Inc.

2548 W Desert Inn Rd, Suite 100

Las Vegas, Nevada 89109

Attention: Tatev Oganyan, General Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

1650 Market Street, Suite 2800

Philadelphia, Pennsylvania 19103

Attention: Joseph C. Bedwick

Email: [***]

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 6.7; provided, however, that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, however, that notice of any change to the address or any of the other details specified in or pursuant to this Section 6.7 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 6.7.

Section 6.8    Interpretation; Certain Definitions. The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa, and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date of this Agreement, unless the context requires otherwise. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided, however, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.

Section 6.9    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.10    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.10 shall be null and void.

Section 6.11    Entire Agreement. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

Section 6.12    No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.13    Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

Section 6.14    Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of such party hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties hereto acknowledge and agree that in the event of any breach or threatened breach by any party to this Agreement of any of their respective covenants or obligations set forth in this Agreement, such other party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that he, she or it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.15    Consent to Jurisdiction.

(a)    Each party hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement, (i) expressly and irrevocably submits, for such party and with respect to such party’s property, generally and unconditionally, to the exclusive jurisdiction of any state or federal court within the State of Nevada, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that such party will not bring any claim or Proceeding relating to this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent such party may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which such party may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each party hereby agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)    Each party hereto hereby irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.7, and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

Section 6.16    Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 6.17    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 6.18    Capacity as a Stockholder. The Stockholders make their agreements and understandings herein solely in their capacities as record holders and Beneficial Owners of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Representative of any Stockholder solely in his or her capacity as a director or officer of the Company (if applicable) (however, where applicable, any such actions shall remain subject to any applicable requirements or restrictions set forth in the Merger Agreement).

Section 6.19    No Liability.  Each Stockholder (in his, her or its capacity as a stockholder of the Company) shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.

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IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

PARENT: VIREO GROWTH INC.

By:
Name: Title:

STOCKHOLDERS: [***]

By: